Pricing Supplement Dated:  October 2, 1998                    Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                      File No. 333-18921
Prospectus Supplement dated January 14, 1997)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 50,100,000                           Interest Rate: 5.50%
Agent's Discount or Commission: 313,125                Stated Maturity Date:
Net Proceeds to Issuer:  49,786,875                      October 6, 2008
                                                       Original Issue Date:
                                                         October 6, 1998
--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/ The Notes cannot be redeemed prior to the Stated Maturity Date.
/ / The Notes may be redeemed prior to the Stated Maturity Date.
    Initial Redemption Date:
    Initial Redemption Percentage:
    Annual Redemption Percentage Reduction:     % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity
    Date at the option of the holder of the Notes.
    Optional Repayment Dates:
    Repayment Price:  100%

Currency:  US Dollars
    Specified Currency:  US Dollars
       (If other than U.S. dollars, see attached)
    Minimum Denominations:
       (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:           / /  Yes         /X/  No
         Total Amount of OID:
         Yield to Maturity:
         Initial Accrual Period:

Form:    /X/   Book-Entry          / /  Certificated

Agent:   / /   Merrill Lynch & Co.
         /X/   J.P. Morgan Securities Inc.
         / /   Salomon Smith Barney
         / /   Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
         / /    Agent              /X/  Principal

If as principal:
         /X/ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
         / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of ___% of Principal Amount.

Other Provisions:

Pricing Supplement Dated:  October 2, 1998                    Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                      File No. 333-18921
Prospectus Supplement dated January 14, 1997)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 58,665,000                         Interest Rate: 5.50%
Agent's Discount or Commission: 366,656.25           Stated Maturity Date:
Net Proceeds to Issuer:  58,298,343.75                 October 6, 2008
                                                     Original Issue Date:
                                                       October 6, 1998
--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/ The Notes cannot be redeemed prior to the Stated Maturity Date.
/ / The Notes may be redeemed prior to the Stated Maturity Date.
    Initial Redemption Date:
    Initial Redemption Percentage:
    Annual Redemption Percentage Reduction:     % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity
    Date at the option of the holder of the Notes.
    Optional Repayment Dates:
    Repayment Price:  100%

Currency:  US Dollars
    Specified Currency:  US Dollars
      (If other than U.S. dollars, see attached)
    Minimum Denominations:
      (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:           / /  Yes         /X/  No
         Total Amount of OID:
         Yield to Maturity:
         Initial Accrual Period:

Form:    /X/   Book-Entry          / /  Certificated

Agent:   /X/   Merrill Lynch & Co.
         / /   J.P. Morgan Securities Inc.
         / /   Salomon Smith Barney
         / /   Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
         / /   Agent               /X/  Principal

If as principal:
        /X/ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
        / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
      The Notes are being offered at a fixed initial public offering price of ___% of Principal Amount.

Other Provisions:

Pricing Supplement Dated:  October 2, 1998                    Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                      File No. 333-18921
Prospectus Supplement dated January 14, 1997)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 41,650,000                       Interest Rate: 5.50%
Agent's Discount or Commission: 260,312.50         Stated Maturity Date:
Net Proceeds to Issuer:  41,389,687.50               October 6, 2008
                                                   Original Issue Date:
                                                     October 6, 1998
--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/ The Notes cannot be redeemed prior to the Stated Maturity Date.
/ / The Notes may be redeemed prior to the Stated Maturity Date.
    Initial Redemption Date:
    Initial Redemption Percentage:
    Annual Redemption Percentage Reduction:    % until Redemption Percentage is
                                               100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity
    Date at the option of the holder of the Notes.
    Optional Repayment Dates:
    Repayment Price:  100%

Currency:  US Dollars
    Specified Currency:  US Dollars
      (If other than U.S. dollars, see attached)
    Minimum Denominations:
      (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:           / /  Yes         /X/  No
         Total Amount of OID:
         Yield to Maturity:
         Initial Accrual Period:

Form:    /X/   Book-Entry          / /  Certificated

Agent:   / /   Merrill Lynch & Co.
         / /   J.P. Morgan Securities Inc.
         /X/   Salomon Smith Barney
         / /   Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
         /X/ Agent                 / / Principal

If as principal:
         / / The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
         / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of 100% of Principal Amount.

Other Provisions: